Exhibit (h)(3)

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT, effective as of September 1, 2004, by and among BARCLAYS GLOBAL INVESTOR FUNDS, a Delaware business Trust (the “Trust”) and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (“Investors Bank”).

WHEREAS the Trust and Investors Bank entered into a Transfer Agency and Service Agreement dated February 27, 1998 (the “TA Agreement”); as amended from time to time, and

WHEREAS, the Trust and Investors Bank desire to amend the TA Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendment.

Section 19 of the TA Agreement is hereby amended by deleting the lead in paragraph of paragraph 19.1 in its entirety and by inserting in lieu thereof, the following:

“19.1. Termination of Agreement. This Agreement shall remain in effect until May 1, 2006 (the “Initial Term”), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a “Renewal Term”) unless notice of non-renewal is delivered by the non-renewing party to the other party no later than one-hundred-twenty (120) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.”

2.	Miscellaneous.

(a) Except as amended hereby, the TA Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY

By:	/s/ John N. Spinney, Jr.
Name:	John N. Spinney, Jr.
Title:	Sr. VP & CFO

BARCLAYS GLOBAL INVESTOR FUNDS

By:	/s/ Michael Latham
Name:	Michael Latham
Title:	Secretary/Treasurer BGI Funds and MIP